                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                            KOSZEGI INDUSTRIES, INC.

                                      AND

                              AMPLACO GROUP, INC.




                                ---------------

                               SEPTEMBER 5, 1997

                                ---------------

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT made as of the 5th day of September 1997 by and between Koszegi Industries, Inc., an Indiana corporation ("Seller"), and Amplaco Group, Inc., a New York corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller operates a division (the "Division") engaged in the design, manufacture and sale of advertising specialties fabricated from vinyl (the "Division's Business"); and

         WHEREAS, upon the terms and conditions set forth herein, Seller desires to sell, and Buyer desires to purchase, certain of the assets, and to assume certain of the liabilities, of Seller relating to the Division, as specified herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Purchase and Sale of Assets.

         1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the closing (the "Closing") of the transactions contemplated hereby, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the Division's Business as a going concern, consisting of the assets of Seller used exclusively in the Division's Business, as set forth below, as the same shall exist on September 15, 1997, or such other date as the parties hereto may agree (the "Closing Date") (collectively, the "Acquired Assets"). The Acquired Assets shall include all of Seller's right, title and interest in and to the following items:

             (a) Contracts and Agreements, etc. The contracts, commitments, agreements or arrangements, leases, licenses and notes (whether any of the foregoing shall be written, oral, express or implied) to which Seller is a party, which are set forth on Schedule 1.1(a) (the foregoing, collectively, the "Assumed Contracts").

             (b) Copyrights, Patents and Trademarks. All of the United States, state, and foreign registered and unregistered trademarks, trademark rights, trade names, trade name rights, patents, patent rights, corporate names, service marks, service mark rights, brand names, brand marks, logos, package designs and colorings and copyrights, copyright rights (and any applications therefor) and all of the goodwill attendant thereon, owned by, or registered in the name of Seller set forth on Schedule 1.1(b).

             (c) Inventory. All work in process and finished products, and all other inventory, whether on hand, on order or in transit, wherever located, relating exclusively to the Division's Business (the "Inventory").

             (d) Fixed Assets. The fixed assets listed on Schedule 1.1(d) (the "Fixed Assets").

             (e) Other Assets. All other intangible and tangible assets of Seller set forth on Schedule 1.1(e)

         1.2 Excluded Assets. Notwithstanding any other provision of this Agreement, Seller shall not sell, assign or transfer to Buyer, and Buyer shall not purchase from Seller, any of the following assets (collectively, the "Excluded Assets"):

             (a) Real Property. All rights under the lease for the premises located at 702 South Chapin Street, South Bend, Indiana (the "Indiana Facility").

             (b) Accounts Receivable. All of Seller's accounts and notes receivable, including any chargeback receivables and credit card receivables, arising from operation of the Division's Business prior to the Closing Date.

             (c) Third Party Claims. All claims against third parties arising from or in connection with the Division's Business or the Acquired Assets prior to the Closing Date.

             (d) Tax Refunds. All federal and local income tax refunds due Seller for all periods up to but not including the Closing Date.

             (e) Prepaid Expenses, etc. All prepaid expenses and rentals relating to the Excluded Assets.

             (f) Corporate Records. (i) All books, records and other assets relating primarily to corporate activities of Seller, including, without limitation, those relating to accounting and tax functions, (ii) any corporate minute books, stock ledgers and other corporate books and records of Seller, and (iii) all books and records relating to the Excluded Assets and the Excluded Liabilities.

 2. Assumption of Liabilities by Buyer. As of the Closing
Date, Buyer shall assume and thereafter pay, perform, satisfy and discharge the following obligations and liabilities of Seller (collectively, the "Assumed Liabilities"):

             (a) Obligations Under Certain Agreements. The liabilities and obligations of Seller under the Assumed Contracts.

             (b) Liabilities Following Closing Date. All liabilities and obligations arising from or in connection with the Division's Business or the Acquired Assets on or after the Closing Date as a result of the conduct of the business of the Division's Business after the Closing Date.

3. Consideration. As consideration for the Acquired Assets, Buyer agrees to pay the following amounts to Seller and perform the following acts:

         3.1 Purchase Price. The purchase price for the Acquired Assets shall be $1,350,000 (the "Purchase Price") payable in the following manner (subject to adjustment as set forth herein): (i) $25,000 upon the execution hereof by certified bank check or, at Seller's request, by wire transfer, (ii) $475,000 on the Closing Date by certified bank check or, at Seller's request, by wire transfer and (iii) a secured promissory note (the "Note") in the principal amount of $850,000 in the form of Exhibit 3.1 attached hereto.

         3.2 Security Interest. From and after the Closing Date and until all obligations accruing pursuant to or in respect of this Agreement and the Note have been fully satisfied, Buyer hereby unconditionally and irrevocably pledges, grants and hypothecates to Seller a security interest in, a lien upon, and a right of set-off against all of the tangible and intangible assets of Buyer, wherever located, whether currently in Buyer's possession or hereafter acquired, including, without limitation, the Acquired Assets and all products and proceeds thereof (the "Secured Assets"), which security interest shall take priority over any other liens upon the Secured Assets except those of The Bank of New York taken in connection with its financing of the transactions contemplated hereby. At the Closing, Buyer shall deliver to Seller a security agreement in a form to be agreed upon by the parties (the "Security Agreement") and Uniform Commercial Code financing statements, or their equivalents, evidencing Buyer's granting to Seller a security interest in the Secured Assets (together with the Security Agreement, the "Security Documents"). Buyer also authorizes Seller to file such statements without the Buyer's signature. Buyer agrees that at any time and from time to time, at its expense, it will promptly execute and deliver such further instruments and documents, and take such further action, as may be reasonably necessary or desirable, or that Seller may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Seller to exercise and enforce its respective rights and remedies pursuant hereto with respect to any of the Secured Assets. Buyer agrees to defend the title to the Secured Assets and the lien thereon and security interest therein of Seller created hereby against the claim of any person and to maintain and preserve such lien and security interest until all obligations accruing pursuant to or in respect of this Agreement and the Note have been fully satisfied. Buyer hereby irrevocably appoints Seller and its authorized representatives as Buyer's attorneys-in-fact, with full authority in the place and stead of Buyer and in the name of Buyer or otherwise, at any time following the occurrence and during the continuation of any default under this Agreement or the Note, to take any action and to execute any instrument which Seller may deem necessary or advisable to accomplish the purposes of this Agreement and the Note. Buyer hereby also agrees that Seller also shall have all the rights with respect to the Secured Assets as are granted to a secured party under the applicable Uniform Commercial Code including rights against the Secured Assets following default. Buyer shall, upon demand, be responsible to pay to Seller the amount of any and all expenses, including the reasonable fees and expenses of counsel and of any experts and agents, which Seller may reasonably incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Secured Assets,
(b) the exercise or enforcement of any of the rights of Seller and pursuant hereto, or (c) the failure by Buyer to perform or observe any of the provisions of this Section 3.2.

         3.3 Adjustment to and Allocation of Purchase Price.

             (a) Purchase Price Adjustment. If the value of the Inventory, as determined in accordance with Sections 3.3(b) and (c) hereof, as of the Closing Date is greater than $400,000, then the Purchase Price shall be increased dollar for dollar by the amount of such excess. If the value of the Inventory as of the Closing Date is less than $400,000, the Purchase Price shall be decreased dollar for dollar by the amount of such difference (such adjustment shall hereinafter be referred to as the "Inventory Adjustment").

             (b) Closing Date Valuation Statement. On or prior to sixty (60) days following the Closing Date, Seller, or the representative of Seller, shall, with the assistance and cooperation of Buyer, prepare and deliver to Buyer a statement which shall set forth the value of the Inventory as of the close of business on the Closing Date (the "Closing Date Valuation Statement") based upon and from the results of a physical inventory and the books and records of the Division as of the Closing Date. The values on the Closing Date Valuation Statement shall be computed in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis with the Division's past practices.

             (c) Determination of Final Adjustments. Buyer shall have ten (10) days following delivery thereof by Buyer to review the Closing Date Valuation Statement. Within five (5) days after such ten-day period (unless Buyer does not concur with such statement as set forth below), Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, the amounts due as the Inventory Adjustment. If Buyer does not concur in Seller's determination of the Inventory Adjustment, Seller and Buyer shall confer with regard to the matter and shall use their best efforts to attempt, in good faith, to resolve such dispute by negotiations. If Buyer and Seller fail to resolve any disagreement within ten (10) days after the delivery to Seller of the Closing Date Valuation Statement, the dispute shall be submitted immediately to Arthur Andersen, LLP (the "Independent Accountant") which shall decide such dispute. The resolution by the Independent Accountant shall be conclusive, final and binding on the parties. The fees and expenses of the Independent Accountant shall be borne by Buyer. Upon final determination of the Inventory Adjustment, payment of such adjustments, along with accrued interest thereon as set forth above shall be made immediately by Buyer or Seller, as the case may be, by certified bank check or, at the other party's request, by wire transfer.

             (d) Allocation of Purchase Price. It is expressly understood and agreed by the parties that the Purchase Price shall be allocable to the Acquired Assets in such a manner as Seller and Buyer shall agree to prior to the Closing Date. Each of the parties agrees that it will report the transactions contemplated hereunder on all of its income tax returns and reports in accordance with the foregoing.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

         4.1 Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Indiana.

         4.2 Authorization. Seller has all requisite corporate power and authority to execute and deliver this Agreement, the Security Agreement and the Sublease Agreement (as hereinafter defined), to consummate the transactions contemplated hereby and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Security Agreement and the Sublease Agreement by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Seller. This Agreement, the Security Agreement and the Sublease Agreement constitute, and each document and instrument contemplated by this Agreement, the Security Agreement and the Sublease Agreement to be executed by Seller when executed and delivered in accordance with the provisions hereof and thereof, shall constitute the valid and legally binding obligations of Seller, enforceable against it in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         4.3 Freedom to Contract. The execution, delivery and performance of this Agreement, the Security Agreement and the Sublease Agreement by Seller and the consummation by Seller of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provisions of the charter documents or by-laws, as amended, of Seller, (ii) violate any of the terms, conditions or provisions of any law, rule, statute, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency, or (iii) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, franchise, permit, guaranty, joint venture agreement or other agreement, instrument or obligation, oral or written, to which Seller is a party (whether as an original party or as an assignee or successor) or by which it or any of its properties is bound, except as provided for herein. To the knowledge of Seller, no authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any court or governmental authority is required in connection with the execution, delivery and performance of this Agreement, the Security Agreement or the Sublease Agreement and the consummation of the transactions contemplated hereby and thereby by Seller, except as provided for herein.

         4.4 Title to Assets; Encumbrances, etc. Seller has, and is conveying to Buyer, good and marketable title to all of the Acquired Assets, free and clear of any mortgage, pledge, security interest, title defect or objection, lien, charge, claim, restriction, option, commitment or encumbrance of any kind, except as otherwise provided herein. No third party has any rights to purchase any of the Acquired Assets, or any interest therein or portion hereof, including rights of first offer or first refusal.

5. Representations and Warranties of Buyer. Buyer represents and warrants to, and covenants and agrees with, Seller as follows:

         5.1 Organization and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and has the full corporate power and lawful authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement.

         5.2 Authorization of Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the Note, the Security Documents and the Sublease Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Note, the Security Documents and the Sublease Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by or on behalf of Buyer. This Agreement, the Note, the Security Documents and the Sublease Agreement constitute, and each document and instrument contemplated by this Agreement, the Note, the Security Documents and the Sublease Agreement to be executed by Buyer, when executed and delivered in accordance with the provisions hereof and thereof shall be, the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         5.3 Freedom to Contract. The execution, delivery and performance of this Agreement, the Note, the Security Documents and the Sublease Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provisions of the charter documents or by-laws, as amended, of Buyer, (ii) violate any of the terms, conditions or provisions of any law, rule, statute, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency, or (iii) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, franchise, permit, guaranty, joint venture agreement or other agreement, instrument or obligation, oral or written, to which Buyer is a party (whether as an original party or as an assignee or successor) or by which it or any of its properties is bound. To Buyer's knowledge, no authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any court or governmental authority is required in connection with Buyer's execution, delivery and performance of this Agreement, the Note, the Security Documents or the Sublease Agreement and the consummation of the transactions contemplated hereby and thereby by Buyer.

6. Further Agreements of the Parties.

         6.1 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any court located in the county of New York in the state of New York, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum and that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided, or by personal service on such party with a copy of such process mailed to such party by first class mail or registered or certified mail, return receipt requested, postage prepaid. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York, in connection with actions initiated by third parties in such other jurisdictions.

         6.2 Expenses. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

         6.3 Further Assurances. From and after the date hereof, Seller, on the one hand, and Buyer, on the other hand, agree to execute and deliver such further documents and instruments and to do such other acts and things as Buyer or Seller, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement. In the event either party shall be involved in litigation, threatened litigation or government inquiries with respect to a matter involving the Division's Business or the Acquired Assets, the other party shall also make available to such first party, at reasonable times and subject to the reasonable requirements of its own business, such of its information relevant to the matters, provided such first party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the date hereof, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings, consistent with the other provisions for defense of claims provided in Article 7 to the extent such cooperation does not cause unreasonable expense, unless such expense is borne by the requesting party.

         6.4 Nondisclosure. Neither Seller nor Buyer nor any of their respective officers, directors, employees or agents shall, at any time after the date of this Agreement, divulge, furnish or make accessible to anyone the following information ("Proprietary Information"): any knowledge or information with respect to confidential plans, ideas or know-how of the Division's Business or any other confidential or secret aspects of the Division's Business (including, without limitation, customer lists, lists of suppliers, or any pricing or commission arrangements); provided, however, that the foregoing provision shall not apply to any information which is or becomes generally available to the public through no breach of this Agreement or which, in the opinion of counsel, is required by law, rule or regulation to be disclosed.

         6.5 Access to Records. After the Closing Date, Buyer, on the one hand, and Seller, on the other hand, shall give, or cause to be given, to the other party, during normal business hours at their premises, reasonable access to the personnel, properties, contracts, books, records, files and documents of or relating exclusively to the Division's Business and shall allow the other party (at the expense of the other party) to make copies of all titles, contracts, books, records (including sales records), files and documents as is necessary for the other party's legitimate business purposes.

         6.6 Correspondence. Seller covenants and agrees that, subsequent to the Closing Date, Seller will deliver to Buyer, promptly after the receipt thereof and in the form received, all inquiries, correspondence and other items and materials received by Seller from any person or entity relating to any of the Acquired Assets. Without limiting the generality of the foregoing, subsequent to the Closing Date, Seller covenants and agrees to mail promptly any funds and any checks, notes, drafts and other instruments for the payment of money, duly endorsed to Buyer, received by Seller constituting part of the Acquired Assets.

         6.7 Sales Taxes. Any taxes resulting from the transactions contemplated hereby shall be borne by Buyer, including, without limitation, goods and services tax, under federal or state law.

         6.8 Bulk Sales Laws. Buyer waives compliance by Seller with the provisions of any and all bulk sales and similar laws applicable to this transaction.

         6.9 Investigation. Buyer acknowledges and agrees that, subject to the terms and conditions herein provided, it (a) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the Division and the Acquired Assets; (b) has been furnished with or given adequate access to such information about the Division's Business as it has requested; and (c) will not assert any claim against Seller or any of their directors, officers, employees, agents, stockholders or affiliates or hold Seller or any such other persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than, with respect to Seller and the Division's Business, the representations and warranties contained in this Agreement) furnished by Seller or any such other person concerning Seller or the Division's Business.

         6.10 Employee Matters.

              (a) Offers of Employment. Schedule 6.10 hereof sets forth a list of all employees of the Division including their names, titles and current salaries ("Employees"). After the date hereof, Buyer shall offer employment, for a period of not less than ninety (90) days, commencing on the Closing Date, at the respective salaries set forth in Schedule 6.10 to all Employees. Those Employees of Seller accepting an offer and commencing employment with Buyer are herein referred to as "Transferred Employees."

              (b) Seller's Indemnification of Severance Payments. Seller shall indemnify and hold Buyer harmless with respect to any amounts to which any Transferred Employee becomes entitled under any severance policy, plan, agreement, arrangement or program and any pension or other employee benefit plan, program or arrangement (whether or not covered by ERISA) maintained by Seller which exists or arises or may be deemed to exist or arise under the terms thereof or any applicable law, in respect of the period prior to the Closing Date except in the event that Buyer terminates any Transferred Employee prior to the termination of the ninety (90)-day period set forth in Section 6.10(a) above, in which event Buyer shall be liable for all such amounts.

              (c) Buyer's Indemnification of Severance Payments. Buyer shall indemnify and hold Seller harmless with respect to any amounts to which any Transferred Employee becomes entitled under any severance policy, plan, agreement, arrangement or program and any pension or other employee benefit plan, program or arrangement (whether or not covered by ERISA) maintained by Buyer which exists or arises or may be deemed to exist or arise under the terms thereof or any applicable law, including, without limitation, the Worker Adjustment and Restraining Act, as amended, in respect of the period commencing on and as of the Closing Date.

         6.11 Use of Facilities. Subject to the approval of Janice F. Corson ("Landlord"), and pursuant to a sublease agreement to be entered into between Buyer and Seller in a form to be agreed upon by the parties (the "Sublease Agreement"), for a period commencing on the Closing Date and ending sixty (60) following the date on which Buyer delivers written notice of its intention to terminate to Seller, the Division's Business will be conducted by Buyer at the Indiana Facility with the Acquired Assets by Transferred Employees, at Buyer's expense in an amount equal to Seller's monthly rent and tax obligations multiplied by the number of square feet allocated to Buyer divided by the total number of square feet in the building containing the Indiana Facility, per month (subject to a dollar for dollar increase in the cost to Seller of maintaining such facility on a monthly basis), to be paid by Buyer to Seller by certified bank check, or, at Seller's request, by wire transfer, on the first of each month. In connection with the operation of the Division at the Indiana Facility following the Closing Date, Buyer shall, effective on and as of the Closing Date, (i) comply with all applicable federal and state laws, rules and regulations, including, but not limited to, those relating to environmental, safety, labor and employment matters, (ii) provide all packaging, labeling, shipping and billing supplies and (iii) implement all payroll and other employment procedures with respect to the Transferred Employees in a manner consistent with Buyer's past practices.

         6.12 Insurance. Buyer shall maintain, at its expense, for so long as the Division's Business continues to be conducted at the Indiana Facility: (i) product liability insurance in customary form with respect to any products manufactured or sold by Buyer in connection with the

Division's Business and (ii) workers compensation insurance with respect to Transferred Employees, with independent sound and reputable insurance carriers with coverage at least equal to amounts currently maintained by Buyer. Buyer shall cause such underwriters of such insurance to name Seller as an additional insured and Buyer shall provide Seller with proof of the maintenance of such insurance in the form of certificates from such insurance carriers (the "Insurance Certificates"), at the Closing and at any time upon request, and in any event, no less often than annually.

         6.13. Use of Name. Notwithstanding anything to the contrary contained herein, Seller's parent corporation, Forward Industries, Inc., shall be permitted to do business as "Forward Industries, Inc." for all corporate purposes, including, sales and marketing efforts (except, for a period of ten
(10) years from the Closing Date, in connection with the design, manufacture and sale of advertising specialties fabricated from vinyl). Buyer is permitted to use the name "Forward HSI" from and after the Closing Date in connection with the design, manufacture and sale of advertising specialties fabricated from vinyl.

         6.14 Non-Competition. Seller shall not, for a period of ten (10) years from the Closing Date, conduct any business involving the design, manufacture and sale of advertising specialties fabricated from vinyl. Seller acknowledges that if it does enter into such line of business upon the conclusion of such ten (10) year period, it will not use the name "Forward", in any form, in connection therewith.

7. Indemnification.

         7.1 Indemnification by Seller. Seller shall, jointly and severally, indemnify Buyer and hold it harmless at all times from and after the date hereof against and in respect of any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, damages, losses, liabilities, taxes and deficiencies and penalties and interest thereon and costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses") incurred by Buyer in any action or proceeding between Seller and Buyer or between Buyer and any third party or otherwise resulting from (a) any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement of Seller in this Agreement, the Security Agreement or the Sublease Agreement or (b) the operation of the Division's Business prior to the Closing Date.

         7.2 Indemnification by Buyer. Buyer shall indemnify Seller and hold it harmless at all times from and after the date hereof against and in respect of any and all Losses incurred by Seller in any action or proceeding between Buyer and Seller or between Seller and any third party or otherwise resulting from
(a) any misrepresentation or, breach of warranty or nonfulfillment of any covenant or agreement of Buyer in this Agreement, the Note, the Security Agreement or the Sublease Agreement, (b) the Assumed Liabilities, (c) the operation of the Division's Business following the Closing Date, including any Losses relating to the operation of the Division at the Indiana Facility after the Closing Date, or (d) any conduct, act or omission of a Transferred Employee, whether or not acting within the scope of his or her employment, on or after the Closing Date.

         7.3 Period of Indemnity. The indemnification obligations set forth in Sections 7.1 and 7.2 shall continue in full force and effect for three (3) years from the Closing Date, except as to Sections 7.2 (c) and (d) which shall continue in full force and effect until three (3) years after the Division's Business ceases to be conducted at the Indiana Facility, and thereafter shall terminate; provided, however, that if at the expiration of the appropriate period any claim for indemnification has been asserted but not fully determined, such period will be extended as to such claim until it is finally determined.

         7.4 Notice to the Indemnitor. Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnitor (the "Indemnitor") under this Section, an indemnified party (the "Indemnified Party") shall notify the Indemnitor in writing of such claim (the "Claims Notice"). The Claims Notice shall describe the asserted liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnified Party. Failure by the Indemnified Party to give a Claims Notice to the Indemnitor in accordance with the provisions of this Section 7.4 shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor has been actually prejudiced by such failure.

         7.5 Rights of Parties to Settle or Defend. The Indemnitor may elect to compromise or defend any asserted liability, at its own expense, by its own counsel and to the extent an election with respect to such compromise or defense is available to the Indemnified Party. If the Indemnitor elects to compromise or defend such asserted liability, it shall within 30 calendar days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnitor, in the compromise of, or defense against, such asserted liability. If the Indemnitor elects to defend any claim, the Indemnified Party shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense. If the Indemnitor elects not to compromise or defend the asserted liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend (at the expense of the Indemnitor) such asserted liability as the Indemnified Party considers appropriate. The parties agree to cooperate fully with one another in the defense, settlement or comprise of any asserted liability. Notwithstanding the foregoing, neither the Indemnitor nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnitor may participate, at their own expense, in the defense of such asserted liability.

         7.6 Exclusive Remedies. The parties hereto acknowledge that the indemnity rights set forth in Article 7 hereof are intended to be their exclusive monetary remedies in connection with this Agreement and the transactions contemplated hereby; provided that nothing in this Section 7.6 shall limit in any way the availability of specific performance, injunctive relief or other equitable remedies to which a party may otherwise be entitled.

         7.7 Restrictions. Notwithstanding anything to the contrary set forth herein, in the event that an Indemnified Party is deemed to have contributed in any way to the Losses for which such Indemnified Party is being indemnified due to such Indemnified Party's misconduct or negligence, the amount of indemnification to which the Indemnified Party would otherwise be entitled to shall be reduced by that portion of the Losses which is deemed to be related to or have resulted from the Indemnified Party's misconduct or gross negligence.

8. Conditions to Closing.

         8.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):

             (a) all representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made at and as of that time;

             (b) Seller shall have performed, and complied in all material respects with, all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing;

             (c) Buyer shall have been furnished with a certificate dated the Closing Date and executed by an officer of Seller certifying to the fulfillment of the conditions specified in Sections 8.1(a) and 8.1(b) hereof;

             (d) there shall be no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding which prohibits, restricts or delays consummation of the transactions contemplated by this Agreement;

             (e) there shall be no pending lawsuit, claim or legal action relating to the transactions contemplated by this Agreement which would materially adversely affect such transactions;

             (f) Seller shall have executed and delivered to Buyer a Bill of Sale, dated the Closing Date, in form and substance acceptable to Buyer;

             (g) Seller shall have executed and delivered to Buyer an Assignment of Contracts, dated the Closing Date, in form and substance acceptable to Buyer;

             (h) Seller shall have executed and delivered to Buyer the Security Agreement, dated the Closing Date;

             (i) Seller shall have executed and delivered to Buyer the Sublease Agreement, dated the Closing Date;

             (j) Buyer shall have received a copy of resolutions adopted by the Board of Directors and, if required, the shareholders, of Seller authorizing the execution, delivery and performance of this Agreement by Seller, and a certificate of the Secretary or an Assistant Secretary of Seller, dated the Closing Date, (i) stating that such resolutions, a copy of which shall be attached thereto, were duly adopted and are in full force and effect at such date, (ii) setting forth the incumbency of each person executing this Agreement or any other document delivered pursuant to this Agreement on behalf of Seller, and (iii) certifying as to the charter documents and By-Laws of Seller in effect as of the Closing Date, copies of which shall be attached thereto; and

             (k) Buyer shall have received the schedules contemplated by Sections 1.1 (a), (b), (d), (e) and 6.10 hereof (the "Schedules").

         8.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Seller):

             (a) all representations and warranties of Buyer to Seller shall be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made at and as of that time;

             (b) Buyer shall have performed, and complied in all material respects with, all obligations and covenants required by this Agreement to be performed or complied with by them, respectively, prior to or at the Closing;

             (c) Seller shall have been furnished with a certificate, dated the Closing Date, executed by an officer of Buyer certifying to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b) hereof;

             (d) there shall be no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding which prohibits, restricts or delays consummation of the transactions contemplated by this Agreement;

             (e) there shall be no pending lawsuit, claim or legal action relating to the transactions contemplated by this Agreement which would materially adversely affect such transactions;

             (f) Seller shall have received a copy of resolutions adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer, and a certificate of the Secretary or an Assistant Secretary of Buyer, dated the Closing Date, (i) stating that such resolutions were duly adopted and are in full force and effect at such date,
(ii) setting forth the incumbency of each person executing this Agreement, or any other documents delivered pursuant to this Agreement on behalf of Buyer, and (iii) certifying as to the charter documents and By-Laws of Buyer, in effect as of the Closing Date, copies of which shall be attached thereto;

             (g) Buyer shall have executed and delivered to Seller an Assumption Agreement, dated the Closing Date, in form and substance acceptable to Seller;

             (h) Buyer shall have executed and delivered to Seller the Note, dated the Closing Date;

             (i) Buyer shall have executed and delivered to Seller the Security Documents, dated the Closing Date;

             (j) Buyer shall have executed and delivered to Seller the Sublease Agreement, dated the Closing Date; and

             (k) Buyer shall have delivered to Seller the Insurance
Certificates.

         8.3 Closing. Upon the terms and conditions set forth herein, the Closing shall take place at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, at 10:00 a.m. local time on September 15, 1997 or such later date or different time or place as the parties mutually agree.

9. Miscellaneous.

         9.1 Entire Agreement. This Agreement (together with the Exhibits and Schedules hereto) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, and supersedes any previous agreements and understandings between the parties with respect to those matters.

         9.2 Governing Law. This Agreement and all actions and transactions performed in connection therewith shall be governed by the laws of the state of New York.

         9.3 Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         9.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by registered mail, return receipt requested, sent by recognized overnight delivery service or, to the extent receipt is confirmed, by telecopy, telefax, or other electronic transmission service to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

         If to Seller, to such party in care of:

                  Forward Industries, Inc.
                  275 Hempstead Turnpike
                  West Hempstead, New York 11552
                  Attention: Theodore H. Schiffman
                  Telecopy No.: (516) 564-1117
                  Confirmation No.: (516) 564-1100

         with a copy to:

                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                  551 Fifth Avenue
                  New York, New York  10176
                  Attention: Kenneth R. Koch, Esq.
                  Telecopy No.:  (212) 697-6686
                  Confirmation No.:  (212) 661-6500

         If to Buyer, to:

                  Amplaco Group, Inc.
                  810 East 152nd Street
                  Bronx, New York 10455
                  Attention: Daryl Wills
                  Telecopy No.: (718) 402-1769
                  Confirmation No.: (718) 585-4111

         with a copy to:

                  Novick, Edelstein, Lubell, et. al.
                  733 Yonkers Avenue
                  Yonkers, New York 10704
                  Attention: Craig Zimm, Esq.
                  Telecopy No.: (914) 375-0699
                  Confirmation No.: (914) 375-0100

         9.5 Separability. If at any time any of the covenants or the provisions contained herein shall be deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, by reason of being vague or unreasonable as to duration, geographic scope, scope of activities restricted or for any other reason, such covenants or provisions shall be considered divisible as to such portion and such covenants or provisions shall become and be immediately amended and reformed to include only such covenants or provisions as are enforceable by the court or other body having jurisdiction of this Agreement; and the parties agree that such covenants or provisions, as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion had not been included herein.

         9.6 Amendment; Waiver. No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision. Any waiver must be in writing.

         9.7 Assignment and Binding Effect. None of the parties hereto may assign any of its or his rights or delegate any of its or his duties under this Agreement without the prior written consent of the others; provided, that Buyer may assign any of its rights or delegate any of its duties to any entity controlled by Buyer. Any such delegation shall not relieve Buyer of its obligations under this Agreement. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective successors and permitted assigns of the parties.

         9.8 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and assigns and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

         9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and each party thereto may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

         9.10 Schedules. Any information, data or other disclosure given or made pursuant to a particular schedule to this Agreement shall be deemed given and made in each and every other schedule to this Agreement.

         9.11 Survival. The representations, warranties and agreements of Seller, on the one hand, and Buyer, on the other hand, contained in this Agreement, shall not survive the Closing; provided, however, that all covenants and agreements which by their terms are to be performed after the Closing Date shall survive until fully discharged.

         9.12 Termination.

              (a) This Agreement may be terminated prior to the Closing only by mutual agreement of the parties.

              (b) In the event that Buyer terminates this Agreement or otherwise fails to close the transactions contemplated hereby, other than pursuant to Sections 9.12 (a) or (c) hereof, Seller shall retain the $25,000 paid by Buyer to Seller upon the execution hereof as liquidated damages, Buyer shall reimburse Seller for all legal, accounting and other expenses incurred by Seller in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby. The foregoing shall not be deemed a limitation on the rights and remedies of Seller upon such a breach by Buyer.

              (c) Notwithstanding the foregoing, this Agreement may be terminated by Buyer at any time prior to September 15, 1997 if the due diligence review of Seller conducted by Buyer, or the Schedules delivered to Buyer, shall have revealed matters which will have a material adverse effect on the business and operations of the Division and will require the Buyer to incur obligations which are materially and substantially in excess of the costs of operating the Division immediately prior to the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first above written.

                                            KOSZEGI INDUSTRIES, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            AMPLACO GROUP, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                    EXHIBIT 3.1

                            SECURED PROMISSORY NOTE


$850,000                                                     New York, New York
                                                Dated: As of September 30, 1997


         FOR VALUE RECEIVED, the undersigned, Amplaco Group, Inc. ("Maker"), having an address at 810 East 152nd Street, Bronx, New York 14055, hereby promises to pay to the order of Koszegi Industries, Inc. ("Payee"), having an address at 702 South Chapin Street, South Bend, Indiana 46624, the principal amount of EIGHT HUNDRED AND FIFTY THOUSAND DOLLARS ($850,000.00), which principal amount shall be payable without interest (except as provided in Sections 2 and 5 below), in monthly installments of $23,611.11 commencing on November 1, 1997, upon the terms and conditions set forth below.

         Maker further covenants to and agrees with Payee as follows:

         1. This Note is that secured promissory note referred to in Section
3.1 of that certain Asset Purchase Agreement between Maker and Payee dated September 5, 1997 (the "Asset Purchase Agreement").

         2. If this Note is not paid in full on or prior to November 1, 2000 the principal amount hereof shall bear interest, commencing from the date hereof, at the rate of 10% per annum and all sums payable hereunder shall be due and payable upon demand.

         3. Maker at its option may make prepayments of principal on this Note in whole or in part on any date without premium or penalty. All payments hereunder shall be applied first, to any amounts due pursuant to paragraph 5 hereof, second, to any accrued interest hereunder and third, to principal. Payments hereunder are to be made in lawful money of the United States of America to Payee at the address first above written or at such other address as Payee may designate by notice to Maker.

         4. An event of default (an "Event of Default") shall occur pursuant to this Note: (a) upon notice from Payee, if Maker defaults in making any payment hereunder when due; (b) if Maker, pursuant to or within the meaning of any Federal or state bankruptcy law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due; or (c) if a court of competent jurisdiction enters an order or decree under any Federal or state bankruptcy law that (i) is for relief against Maker in an involuntary case, (ii) appoints a custodian of Maker for all or substantially all of its property, or (iii) orders the liquidation of Maker, and the order or decree remains unstayed and in effect for 60 days.

         5. If an Event of Default shall occur, then the outstanding balance then due hereunder shall accelerate and become due and payable on demand and the principal amount hereof shall bear interest at the rate of 10% per annum, commencing from the date hereof.

         6. To secure payment of this Note, Maker has granted to Payee a security interest under the Uniform Commercial Code, and under the terms of the Asset Purchase Agreement and certain security agreements in all the Secured Assets described therein. This security interest covers any and all proceeds and products of the Secured Assets.

         7. Maker hereby waives presentment, demand, protest and notice of any kind, except as provided herein. No failure on the part of Payee to exercise, and no delay in exercising, and no course of dealing with respect to, any right hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise hereof or the exercise of any other right. Maker agrees to pay all costs and expenses of collection when incurred, including, without limitation, attorneys' fees and expenses.

         8. This Note shall be binding upon Maker and its successors and may not be assigned by Maker and shall inure to the benefit of Payee and its successors and assigns. This Note shall be construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws. Any legal action, suit or proceeding arising out of or relating to this Note or the transactions contemplated hereby may be instituted in any court located in the county of New York in the state of New York, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum and that the venue of the action, suit or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given in the method specified herein as appropriate for any notice hereunder. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York, in connection with actions initiated by third parties in such other jurisdictions. This Note may not be amended, waived or terminated orally. This Note represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all other agreements, whether oral or written, with respect thereto.

         9. Any notice hereunder shall be sent via certified or registered mail, return receipt requested, by hand or by recognized overnight courier service to Maker or Payee at the address set forth above or at such other address as Maker or Payee may designate to the other by notice pursuant to this Section. Notice shall be deemed effective upon receipt.

         IN WITNESS WHEREOF, the undersigned has executed, issued and delivered this Note on the day and year first above written.


                                            AMPLACO GROUP, INC.

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                     - 3 -